UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Item 2.02 Results of Operations and Financial Condition.

On July 25, 2019, Baxter International Inc. (the Company) issued an earnings press release for the period ended June 30, 2019. The press release, including attachments, is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures include adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted other operating income, adjusted gross margin, adjusted selling, general and administrative expenses, adjusted research and development expenses, adjusted income before income taxes and adjusted income tax expense, each excluding special items, constant currency sales, operational sales and free cash flow. Special items are excluded because they are highly variable, difficult to predict or unusual and of a size that may substantially impact the Company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the Company’s Board of Directors assess performance.

Net sales amounts are presented on a constant currency basis. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales are also presented on an operational basis. For the quarter ended June 30, 2019, it excludes the impact of foreign exchange and generic competition for U.S. cyclophosphamide. This measure provides information on the change in net sales assuming that foreign currency exchange rates remain constant and excluding the impact of U.S. cyclophosphamide competition.

Free cash flow represents operating cash flow less capital expenditures. This measure provides an indication of cash flow that may be available to fund investments in future growth initiatives.

Non-GAAP financial measures may provide a more complete understanding of the Company’s operations and can facilitate a fuller analysis of the Company’s results of operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP earnings measures, when used in conjunction with the results presented in accordance with GAAP and the reconciliations to corresponding GAAP financial measures, may enhance an investor’s overall understanding of the Company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and in some cases for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with GAAP.

The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release Dated July 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2019

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
James K. Saccaro